UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2014
VGambling Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-156302	26-3062752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Hodges Bay, Hodges Bay Road, St. Johns, Antigua and Barbuda
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		905-580-2978
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Change in Registrant’s Certifying Accountant.

As previously announced in our Current Report on Form 8-K dated April 8, 2011. On April 8, 2011, our company was notified that its principal independent accountant, MaloneBailey LLP (“MaloneBailey”), had resigned its engagement with our company, effective immediately.

The board of directors engaged MaloneBailey on December 20, 2010 and MaloneBailey did not report on our company’s financial statements during our company’s fiscal years ended December 31, 2009 and 2008. On April 1, 2011, MaloneBailey provided an electronic communication to our company, advising that it had encountered issues and concerns during the audit, specifically irregularities in the books and records of our company, that, in MaloneBailey’s view, required additional information and procedures, including the initiation of an independent investigation, in order to verify the accuracy of the books and records recorded on our company’s financial statements and records for the year ended December 31, 2010. On April 8, 2011, our company received a notice of resignation from MaloneBailey indicating that it had resigned its engagement with our company, effective immediately. In its letter of resignation, MaloneBailey based its resignation on what it believed are accounting irregularities noted during the audit of our company’s financial statements for the fiscal year ended December 31, 2010. The issues encountered during the audit of our company’s financial statements for the fiscal year ended December 31, 2010, in MaloneBailey’s view, included the following: (1) issues related to the authenticity of a set of bank statements and a loss of confidence in bank confirmation procedures; (2) issues concerning the validity and existence of a material revenue transaction with a certain customer and (3) issues concerning that management tampered with the process of auditors’ independent confirmation of bank statements and revenue. Our company believes that it was taking appropriate steps to respond to MaloneBailey’s recommendations for further investigation prior to the resignation of MaloneBailey, but MaloneBailey did not agree with our company’s assertion in this regard.

Other than as set forth above, from December 20, 2010 when Malone Bailey was engaged, through MaloneBailey’s resignation on April 8, 2011, there were (1) no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MaloneBailey would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Our company furnished MaloneBailey with a copy of this disclosure on April 8, 2011, providing it with the opportunity to furnish our company with a letter addressed to the SEC stating whether it agrees with the statements made by our company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Malone Bailey, dated April 8, 2011 incorporated by reference, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on April 12, 2011.

On October 8, 2014, our board of directors approved and authorized the engagement of PLS CPA, A Professional Corporation (“PLS CPA”) as our independent public accountants.

Prior to engaging PLS CPA on October 8, 2014, PLS CPA did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from MaloneBailey, to PLS CPA.

During the fiscal years December 31, 2013 and 2012 and through October 8, 2014, our company did not consult with PLS CPA regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, nor did the PLS CPA provide advice to our company, either written or oral, that was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304(a)(2) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

16.1 Letter from MaloneBailey LLP dated April 8, 2011 to the Securities and Exchange Commission (incorporated by reference to our Current Report on Form 8-K filed on April 12, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGambling, Inc.
/s/ Grant Johnson
Grant Johnson
President and Director

Date:	October 28, 2014

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